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                                                                    Exhibit 10.7

                                                                FINAL - 05/02/95

                         CHICAGO TITLE AND TRUST COMPANY
                     PERFORMANCE UNIT INCENTIVE PLAN OF 1995

1. Establishment of Plan. The Chicago Title and Trust Performance Unit Incentive Plan of 1995 (Plan), a non-tax qualified unfunded incentive plan, is hereby established effective January 1, 1995 by Chicago Title and Trust Company (Company) for certain employees of the Company and its designated corporate affiliates. The Plan's participants are divided into two sections, an Executive Section and a Manager Section, all as more fully described below.

2. Affiliated Companies. The Company may, at its option, authorize and designate any of its affiliated corporations to participate in the Plan and, in that event, any such corporation shall execute a written statement of adoption, consenting to the terms and conditions of the Plan. Each participating company (including the Company) shall be referred to as an "Employer" hereunder.

3. Eligibility - Selection By Vice Chairman. The Plan is intended to benefit select personnel of Employers who are able to contribute to the long term, sustained growth of the title operations of the Company and its affiliates (Executive Section) or who have significant influence over expense or revenue elements affecting the performance of the title operation of the Company and its affiliates (Manager Section).

      The Vice Chairman of the Company shall select and determine those persons who shall be eligible to participate in the Plan.

4.    Performance Cycles - Commencement and Duration.

      A. The Executive Section of the Plan covers two (2) performance cycles each of four years duration with the first cycle commencing January 1, 1995 and ending December 31, 1998. The second cycle shall commence January 1, 1997 and end December 31, 2000.

            The Manager Section of the Plan covers three cycles of three years duration with the first cycle commencing January 1, 1995 and ending December 31, 1997 and the last cycle commencing January 1, 1997 and ending December 31, 1999.

            The initiation of other cycles or the commencement, delay or duration of cycles shall be discretionary matters with the Company.
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      B.    Except with the approval of the Company, an eligible employee shall commence Plan participation and enter a performance cycle not later than midway into the duration of a cycle.

5.    Performance Units - Assignment - Reporting.

      A. A participant's potential for incentive pay shall be based on the number of performance units assigned to that participant and the performance of the Company and its affiliates during a performance cycle.

      B. A participant's performance units shall reflect generally that person's level of responsibility and control over target variables within the Company's corporate family.

      C. The total number of units assigned to the Vice Chairman of the Company shall be determined by Alleghany Corporation.

      D. The number of units assigned to other Plan participants shall be determined by the Vice Chairman of the Company. Each year, the Vice Chairman will provide the Personnel Committee of the Board of Directors of the Company, for its information, a list of all participants and their individually assigned units.

      E. The total number of units assigned for any one performance cycle shall be subject to such maximum number as shall be approved by Alleghany Corporation. Aggregate limits for units to be assigned under this Plan shall be 50,000 for the Executive Section and 40,000 for the Manager Section.

      F. Awards of units will be made at the commencement of a performance cycle.

6. Calculations - Common Definitions. In making calculations of benefits payable under the Plan's Executive Section and Manager Section, the following definitions shall apply:

      A. "Return on Equity" means Adjusted Net Operating Income for any calendar year of the Company divided by Adjusted Beginning Equity for such year, expressed as a percentage.

            i. "Adjusted Net Operating Income" means Net Income, excluding realized gains or losses on the sale of securities increased by certain administrative expenses (net of tax) and any other net of tax adjustments approved by Alleghany Corporation.

            ii. "Adjusted Beginning Equity" means Shareholders Equity reported as of December 31 of the preceding calendar year, adjusted to exclude the


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                  effects of Statement of Financial Accounting Standards #115
                  (unrealized gains or losses on the holding of investment securities).

B. "Expense Ratio" means Total Operating Expenses divided by Total Net Revenue, and expressed as a percentage.

      i. "Total Net Revenue" means Gross Revenue, net of Agent's Commissions, and includes the gross up of tax exempt revenue to a pre-tax basis.

      ii. "Total Operating Expenses" means all expenses deducted from Total Net Revenue to determine Net Income, but excludes:

            -     provisions for title losses;
            - certain administrative expenses as approved by Alleghany Corporation; and
            -     Federal income taxes.

C. "Dividend Level" means the amount of dividends paid or credited to Alleghany Corporation in a year, divided by the Company's Shareholder's Equity at the beginning of the year.

D.    "Average Return on Equity" means:

            the sum of the Adjusted Net Operating Incomes for each year of a cycle, divided by the number of years in a cycle.

                                   divided by

            the sum of Adjusted Beginning Equities for each year of a cycle, divided by the number of years in a cycle;

E. "Average Expense Ratio" means the sum of the individual annual expense ratios in a cycle, divided by the number of years in a cycle.

F. "Average Dividend Level" means the sum of the individual annual dividend levels in a cycle, divided by the number of years in a cycle.

All calculations by the Company of incentive payments and the use of Plan definitions shall be subject to such adjustments as the Company in its sole discretion shall deem equitable and shall further be subject to review by the independent auditors of the Company.


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7.    Payout of Benefits far 1995 and Subsequent Cycles. The distribution of benefits for cycles commencing January 1, 1995 and thereafter shall be governed by the following provisions:

      A. Mandatory Stock Purchase. One-fourth of the gross distribution (the "Distribution") to each participant in this Plan at the end of the plan cycle shall be used to purchase Alleghany common stock.

            i. The purchase shall be subject to the terms and conditions of administrative procedures promulgated from time to time by the Company and consistent with the terms of certain stock purchase agreements between the Company and Alleghany Corporation, and the Company and the participant, such terms and conditions to include without limitation, the maximum and/or minimum number of shares to be purchased, pricing of shares, etc.

            ii. The price for shares for the applicable performance cycle commencing January 1, shall be 100% of the mean price of shares on the effective date for granting of units or, if such date is not a trading date, the next prior trading date, as determined by the Company.

            iii. Once the purchase of such shares is complete, there is no restriction on resale of such shares.

      B. Early Stock Purchase Option. A participant shall enjoy the option to use up to one-third of a future Distribution to purchase Alleghany stock for the same purchase price as provided with respect to the mandatory stock purchase for such year. The option may be exercised in increments of 5 % up to the full 33 1/3% of such Distribution (or a total of 58 1/3% maximum of the Distribution when the 25% mandatory stock purchase is taken into account). The option must be exercised according to procedures and within a period to be specified by the Company following the date on which units for a performance cycle are awarded.

            i. The terms and conditions of this option are likewise subject to the said stock purchase agreements between the Company and Alleghany Corporation and the Company and the participant.

            ii. Once the purchase of such shares is complete, there are no restrictions on the resale of such shares.

      C. Cash Distribution. The balance of a participant's Distribution of incentive pay amounts, after allowance for the mandatory stock purchase and possible exercise of the Early Stock Purchase Option shall be made in cash as soon as reasonably practical after audited results are available at the end of the applicable performance cycle.


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D.    Late Stock Purchase Option. After allowance for the mandatory stock purchase and the possible exercise of the Early Stock Purchase Option described above, when a Distribution of cash amounts is imminent at the end of a performance cycle, a participant may elect to use up to one-half of the remainder of the Distribution, after withholding of applicable taxes, to purchase shares of Alleghany common stock, in accordance with administrative procedures promulgated by the Company and consistent with said stock purchase agreements between Alleghany and the Company and the Company and the participant.

      i. The resale of stock purchased under this option shall be restricted in accordance with applicable security laws and regulations, with notice thereof to be provided to the participant by the Company.

E.    Withholding.

      i. The Company shall deduct from all Plan Distributions any taxes or other deductions required by law to be withheld with respect to cash and stock distributed under the Plan.

      ii. In the event of a mandatory or early stock purchase or late stock purchase under paragraphs 7A, 7B and 7D, respectively, where the amount of the cash to be paid to the participant is not adequate to meet any appropriate taxes withholding requirement, the affected participant shall be required either to make a cash payment to the Company in the amount of the deficiency or in the alternative to receive such lesser number of full shares as shall allow the full amount of taxes due to be paid.

F. Examples. Select examples of payment procedures may be set forth as Exhibits from time to time at the Company's discretion.

G. Assignment. Plan benefits shall not be assigned or transferred by a participant without the prior written consent of the Company.

H.    Special Provisions.

      A. In the Event that the Company is sold by Alleghany Corporation. If the Company is sold by Alleghany Corporation, then each cycle shall be deemed to have ended as of the date of consummation of such sale and each participant shall have the rights set forth in Paragraph 7 subparagraphs A through D in respect thereof.

      B. In the Event that Alleghany Stock is Split. In the event that Alleghany stock is split, a new purchase price shall be determined in such manner as shall be approved by the Company.


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8.    Plan Administration. The Company shall be responsible for administering the Plan and all decisions as to participation, levels of responsibility and other matters made by the Company, and the Vice Chairman of the Company shall be final. The Vice Chairman is authorized to make discretionary decisions regarding eligibility, participation and distributions regarding an individual participant as shall be equitable for that participant in each case.

9 Not a Contract of Employment. Nothing in this Plan shall be construed as providing to a participant any contractual right to continued employment or any special rights with respect to employment with an Employer.

10. No Accrued Benefit. The Company intends that the Plan be subject at all times to final results of operations of the Company at the end of a performance cycle and that payments be in the nature of a bonus made at its discretion. Consequently, there shall be no accrual of benefits or pro-rata entitlement prior to the actual date of a Distribution.

11. Plan Amendment - Termination. The Company reserves the right to amend or terminate this Plan at any time, without the consent of any participant.

12. Change in Control. In the event that a participant is terminated for any reason other than cause within two years following a change in control of the Company (change in majority ownership of the Company from Alleghany Corporation to an unaffiliated entity or liquidation or dissolution of the Company), if the Plan has not terminated as provided in Paragraph 7(H) above, Plan benefits shall be determined for that participant in the same manner as if a cycle termination had occurred on the date of termination of employment of the participant.

Executive Section - Special Provisions.

13. Calculation of Benefits. The benefits for a participant in the Executive Section of the Plan shall be calculated as follows:

      A. Step 1. Base Value. The performance units assigned to a participant shall have a Base Value for the cycle of the Plan determined in accordance with the following table:

            Reference               Return on Equity        Base Value Per
            Points                  Four Year Average       Million Dollars of
            ------                  -----------------       Adjusted Net
                                                            Operating
                                                            Income For
                                                            Four Year Cycle
                                                            ---------------
            Below Threshold         less than 7%                $0.00
            Threshold Rate          7.00% to less than 13%       2.00
            Enhanced Rate           13.00% or more               4.50


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      B.    Step 2. Multiplied Value. At the end of a performance cycle, the
            Base Value of a performance unit will be adjusted to a new value by multiplying the Base Value first by a multiplier determined as follows based on the average level of dividends to Alleghany during the performance cycle:

                      Average
                   Dividend Level                Multiplier
                   --------------                ----------

                   6% or less                       .70
                   8%                              1.00
                   12% or more                     1.30

            and then by a second multiplier based on Expense Ratio for the cycle period:

                      Average
                   Expense Ratio                 Multiplier
                   -------------                 ----------

                   81% or more                     .75
                   78%                            1.00
                   76% or less                    1.30

            Straight line interpolation shall be used in making calculations under each multiplier.

14. Early Distribution. In the event of death, permanent and total disability or retirement of a participant, Plan benefits for that person shall be calculated using actual results through the completion of the cycle with a proration based on a fraction equal to actual time in the Plan divided by the length of the full relevant cycle.

15. Plan Termination. In the event of Plan termination, benefits under the Executive Section of the Plan shall be calculated using the Enhanced Rate (4.50) with application of a maximum dividend multiplier (1.30) and a maximum expense multiplier (1.30) to results of operation audited to the date of Plan termination.

Manager Section - Special Provisions.

16.   Additional Definitions.

      "Average Return on Equity" means the sum of three annual return on equity calculations, divided by three. In making this calculation, "Adjusted Net Operating Income" as defined in Section 6(A)(i) shall be increased by all net of tax long-term incentive plan provisions.


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17.   Calculation of Benefits. A participant's incentive pay under the Manager
      Section of the Plan shall be calculated as follows:

      A. Step 1. Value of a Performance Unit. The value of a performance unit will be valued at the end of the three year cycle using the following matrix.

                             Avenge Return on Equity

                                  7% or less    10%    13%   16%  19% or more
                        76%              $40    $60   $100  $140  $200
                        or less
                        77%               30     45     75   105   150
            Average     78%               20     30     50    70   100
            Expense     79%               10     15     25    35    50
            Ratio       81% or more        0     10     15    20    25

      B. Interpolation. Values on the ROE/Expense Ratio matrix shall be subject to double interpolation on a straight line basis.

18. Early Distribution. In the event of death, permanent total disability or retirement of a participant, Plan benefits for that person shall be calculated using actual results through the completion of a cycle with a proration based on a fraction equal to actual time in the Plan divided by the length of the full relevant cycle.

19. Plan Termination. In the event of Plan termination, benefits under the Manager Section of the Plan shall be calculated using optimal rates of Average Return on Equity and Expense Ratio, each prorated to the date of termination.

      Executed as of the 1st day of May, 1995 to evidence the adoption of the Chicago Title and Trust Company Performance Unit Incentive Plan of 1995.

                         CHICAGO TITLE AND TRUST COMPANY


                         By: /s/ La Nette Zimmerman
                             -----------------------------
                                  Vice President
                                  As Plan Sponsor



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      Executed as of the 1st day of May, 1995, to evidence Chicago Title
Insurance Company's adoption of and participation in the Chicago Title and Trust Company Performance Unit Incentive Plan as of 1995.

                         CHICAGO TITLE INSURANCE COMPANY


                         By: /s/ Thomas J. Adams
                             -----------------------------
                                  Vice President

      Executed as of the 1st day of May, 1995, to evidence Chicago Title Company's adoption of and participation in the Chicago Title and Trust Company Performance Unit Incentive Plan of 1995.

                         CHICAGO TITLE COMPANY


                         By: /s/ Thomas J. Adams
                             -----------------------------
                                  Vice President

      Executed as of the 1st day of May, 1995, to evidence Ticor Title Insurance Company's adoption of and participation in the Chicago Title and Trust Company Performance Unit Incentive Plan of 1995.

                         TICOR TITLE INSURANCE COMPANY


                         By: /s/ [Illegible]
                             -----------------------------
                                  Vice President


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      Executed as of the 1st day of May, 1995, to evidence Ticor Title Guarantee
Company's adoption of and participation in the Chicago Title and Trust Company Performance Unit Incentive Plan of 1995.

                         TICOR TITLE GUARANTEE COMPANY


                         By: /s/ Kenneth Ferraro
                             -----------------------------
                                  Vice President


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